EX-99.23(j)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders and Board of Trustees of the Lou Holland Trust:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the headings "Financial Highlights" in the Prospectus.


/S/ KPMG LLP


Chicago, Illinois
April 24, 2006